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                                                                    Exhibit 16.1

                      [Letterhead of Deloitte & Touche LLP]



September 26, 1996

Securities and Exchange Commission
Mail Stop 9-5
450-5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

     We have read and agree with the comments in Item 4 of Form 8-K of Napa National Bancorp dated September 25, 1996, except that we are not able to comment on the registrant's response required by regulation SK paragraph 304(a)2.

Yours truly,

/s/ DELOITTE & TOUCHE LLP